EXHIBIT 3.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION
                                       OF
                                ANDRX CORPORATION

            Pursuant to the requirements of Section 245 of the Delaware Business Corporation Act, the undersigned, Elliot F. Hahn, hereby certifies that he is the duly and acting President of Andrx Corporation, a Delaware corporation, and does hereby make, swear to, adopt and file these Amended and Restated Articles of Incorporation of New Andrx Corporation.

         1. The name under which the corporation was originally incorporated is New Andrx Corporation, and the date of filing the original certificate of incorporation of the corporation with the Secretary of State of the State of Delaware is March 23, 2000.

         2. The Certificate of Incorporation shall be amended and restated to read in full as follows:

                                   ARTICLE I.

                                      NAME

         The name of the corporation is Andrx Corporation (the "Corporation").


                                  ARTICLE II.

                                 MAILING ADDRESS

         The current mailing address of the principal place of business of the Corporation is 4001 Southwest 47th Avenue, Suite 201, Ft. Lauderdale, Florida 33314.


                                  ARTICLE III.

                                     PURPOSE

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

                                  ARTICLE IV.

                                  CAPITAL STOCK

SECTION 1. AUTHORIZATION. The aggregate number of shares of stock which the Corporation shall have authority to issue is 125,000,000 shares, of which 100,000,000 shares shall be shares of a class of common stock designated as "Andrx Corporation - Andrx Group Common Stock," having a par value of $0.001 per share (the "Andrx Stock"), 25,000,000 shares shall be shares of a class of common stock designated as "Andrx Corporation - Cybear Group Common Stock," having a par value of $0.001 per share (the "Cybear Stock"), and 1,000,000 shares shall be shares of a class of preferred stock having a par value of $.00l per share (the "Preferred Stock") and issuable in one or more series as hereinafter provided. The Andrx Stock and the Cybear Stock shall hereinafter collectively be called "Common Stock" and either shall sometimes be called a class of Common Stock. For purposes of this Article IV, references to the "Board of Directors" shall refer to the Board of Directors of the Corporation, as established in accordance with Article V of the Certificate of Incorporation of the Corporation, and references to "the Certificate of Incorporation" shall refer to this Amended and Restated Certificate of Incorporation as the same may be amended from time to time. Certain capitalized terms used in this Article IV, shall have the meanings set forth in Section 2.6 of this Article. For purposes of this Article IV, the Andrx Stock, when issued, shall be considered issued in respect of the Andrx Group and the Cybear Stock, when issued, shall be considered issued in respect of the Cybear Group. The number of authorized shares of any class or classes of capital stock of the Corporation may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote generally in the election of directors.


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         SECTION 2. COMMON STOCK. The voting powers, preferences and relative, participating, optional or other special rights of the Common Stock, and the qualifications and restrictions thereon, shall be as follows in this Section 2.

                  SECTION 2.1 DIVIDENDS. Subject to any preferences and relative, participating, optional or other special rights of any outstanding class or series of preferred stock of the Corporation and any qualifications or restrictions on either class of Common Stock created thereby, dividends may be declared and paid upon either class of Common Stock, upon the terms with respect to each such class, and subject to the limitations provided for below in this
Section 2.1, as the Board of Directors may determine.

         (a) DIVIDENDS ON ANDRX STOCK. Dividends on Andrx Stock may be declared and paid only out of the lesser of (i) the funds of the Corporation legally available therefor and (ii) the Andrx Group Available Dividend Amount.

         (b) DIVIDENDS ON CYBEAR STOCK. Dividends on Cybear Stock may be declared and paid only out of the lesser of (i) the funds of the Corporation legally available therefor and (ii) the Cybear Group Available Dividend Amount.

         (c) DISCRIMINATION IN DIVIDENDS BETWEEN CLASSES OF COMMON STOCK. The Board of Directors, subject to the provisions of Sections 2.1(a) and 2.1(b), may at any time declare and pay dividends exclusively on Andrx Stock, exclusively on Cybear Stock, or on both such classes, in equal or unequal amounts, notwithstanding the relative amounts of the Available Dividend Amount with respect to either Group, the amount of dividends previously declared on either class, the respective voting or liquidation rights of either class or any other factor.

         (d) SHARE DISTRIBUTIONS. Except as permitted by Sections 2.4(a), the Board of Directors may declare and pay dividends or distributions of shares of Andrx Stock or Cybear Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Andrx Stock or Cybear Stock) on shares of a class of Common Stock or shares of a class or series of preferred stock of the Corporation only as follows:

                  (i) dividends or distributions of shares of Andrx Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Andrx Stock) on shares of Andrx Stock or shares of preferred stock attributed to the Andrx Group;

                  (ii) dividends or distributions of shares of Cybear Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Cybear Stock) on shares of Cybear Stock or shares of preferred stock attributed to the Cybear Group; and

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                  (iii) dividends or distributions of shares of Cybear Stock (or
                        Convertible Securities convertible into or exchangeable or exercisable for shares of Cybear Stock) on shares of Andrx Stock or shares of preferred stock attributed to the Andrx Group, but only if the sum of (1) the number of shares of Cybear Stock to be so issued (or the number of such shares which would be issuable upon conversion, exchange or exercise of any Convertible Securities to be so issued) and (2) the number of shares of Cybear Stock which are issuable upon conversion, exchange or exercise of any Convertible Securities then outstanding that are attributed to the Andrx Group is less than or equal to the Number of Cybear Group Designated Shares.

         SECTION 2.2 VOTING RIGHTS. (A) GENERAL. Except as otherwise provided by law, by the terms of any outstanding class or series of preferred stock of the Corporation or by any provision of the Certificate of Incorporation restricting the power to vote on a specified matter to other stockholders, the entire voting power of the stockholders of the Corporation shall be vested in the holders of the Common Stock, who shall be entitled to vote on any matter on which the holders of stock of the Corporation shall by law or by the provisions of the Certificate of Incorporation or Bylaws of the Corporation (the "Bylaws"), be entitled to vote, and both classes of Common Stock shall vote thereon together as a single class.

         (b) NUMBER OF VOTES FOR EACH CLASS OF COMMON STOCK. On each matter to be voted on by the holders of both classes of Common Stock voting together as a single class, the number of votes per share of each class shall be as follows:

              (i)  each outstanding share of Andrx Stock shall have one vote;
                   and

              (ii) each outstanding share of Cybear Stock shall have a number of votes (including a fraction of one vote) equal to the quotient (rounded to the nearest three decimal places) of the average Market Value of one share of Cybear Stock during the 20-Trading-Day Period ending on the tenth Trading Day prior to the record date for determining the stockholders entitled to vote, divided by the average Market Value of a share of Andrx Stock during such 20-Trading Day period; provided, however, that in the event the foregoing calculation results in the holders of Cybear Stock holding in excess of 30% of the total voting power of all outstanding shares of Common Stock, the vote of each share of Cybear Stock shall be reduced such that all of the outstanding shares of Cybear Stock in the aggregate represent 25% of the total voting power of all outstanding shares of Common Stock.

         Notwithstanding the foregoing, if shares of only one class of Common Stock are outstanding on the record date for determining the holders of Common Stock entitled to vote on any matter, then each share of that class shall be entitled to one vote and, if either class of Common Stock is entitled to vote as a separate class with respect to any matter, each share of that class shall, for purpose of such vote, be entitled to one vote on such matter.

         (c) CLASS VOTE OF CYBEAR STOCK. The holders of Cybear Stock, voting as a separate class, shall be entitled to approve by the affirmative vote of the holders of a majority of the outstanding shares any amendment, alteration or repeal of any provision of the Certificate of Incorporation which adversely affects the rights, powers, or privileges of the Cybear Stock.

         (d) CLASS VOTE OF ANDRX STOCK. The holders of Andrx Stock, voting as a separate class, shall be entitled to approve by the affirmative vote of the holders of a majority of the


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              outstanding shares any amendment, alteration or repeal of any provision of the Certificate of Incorporation which adversely affects the rights, powers, or privileges of the Andrx Stock.

         SECTION 2.3 LIQUIDATION RIGHTS. In the event of any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and the full preferential amounts (including any accumulated and unpaid dividends) to which the holders of any outstanding shares of preferred stock of the Corporation are entitled (regardless of the Group to which such shares of preferred stock were attributed), the holders of the Andrx Stock and Cybear Stock shall be entitled to receive the assets, if any, of the Corporation remaining for distribution to holders of Common Stock on a per share basis (regardless of the Group to which such assets are attributable) in proportion to the respective liquidation units per share of such class. Each share of Andrx Stock shall have one liquidation unit and each share of Cybear Stock shall have a number of liquidation units (including a fraction of one liquidation unit) equal to the quotient (rounded to the nearest five decimal places) of the average Market Value of one share of Cybear Stock during the 20-Trading Day period ending on the 40th Trading Day after the effective date of this Certificate of Incorporation, divided by the average Market Value of one share of Andrx Stock during such 20-Trading Day period. Neither the merger nor consolidation of the Corporation into or with any other corporation, nor a sale, transfer or lease of all or any part of the assets of the Corporation, shall, alone, be deemed a liquidation or winding up of the Corporation or cause the dissolution of the Corporation, for purposes of this Section 2.3.

         If the Corporation shall in any manner subdivide (by stock split, reclassification or otherwise) or combine (by reverse stock split, reclassification or otherwise) the outstanding shares of Andrx Stock or Cybear Stock, or declare a dividend in shares of either class to holders of such class, the per share liquidation units of either class of Common Stock specified in the preceding paragraph of this Section 2.3, as adjusted from time to time, shall be appropriately adjusted as determined by the Board of Directors, so as to avoid dilution in the aggregate, relative liquidation rights of the shares of any class of Common Stock.

         SECTION 2.4 CONVERSION OR REDEMPTION OF THE CYBEAR STOCK. Cybear Stock is subject to conversion or redemption, in each case, upon the terms provided below in this Section 2.4.

         (a) MANDATORY AND OPTIONAL CONVERSION AND REDEMPTION OF CYBEAR STOCK OTHER THAN FOR CYBEAR SUBSIDIARY Stock. (I) In the event of the Disposition, in one transaction or a series of related transactions, by the Corporation and/or its subsidiaries of all or substantially all of the properties and assets attributed to the Cybear Group to one or more persons or entities (other than the Disposition (w) by the Corporation of all or substantially all of its properties and assets in one transaction or a series of related transactions in connection with the dissolution, liquidation or winding up of the Corporation and the distribution of assets to stockholders as referred to in Section 2.3, (x) of the properties and assets attributed to the Cybear Group as contemplated by Section 2.4(b) or otherwise to all holders of shares of Cybear Stock divided among such holders on a pro rata basis in accordance with the number of shares of Cybear Stock outstanding, (y) to any person or entity controlled (as determined by the Board of Directors) by the Corporation or (z) in connection with a Related Business Transaction in respect of the Cybear Group), the Corporation shall, on or prior to the 95th Trading Day after the date of consummation of such Disposition (the "Disposition Date"), pay a dividend on Cybear Stock or redeem some or all of Cybear


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              Stock or convert Cybear Stock into Andrx Stock (or another class or series of common stock of the Corporation), all as provided by the following Sections 2.4(a)(i)(1) and 2.4(a)(i)(2) and, to the extent applicable, by Section 2.4(d), as the Board of Directors shall have selected among such alternatives:

                  (1) provided that there are funds of the Corporation legally available therefor:

                           (A) pay to the holders of the shares of Cybear Stock
                  a dividend pro rata in accordance with the number of shares of Cybear Stock held by each such holder, as the Board of Directors shall have declared subject to compliance with
                  Section 2.1, in cash and/or in securities (other than a dividend of shares of a class of Common Stock) or other property having a Fair Value as of the Disposition Date in the aggregate equal to the Fair Value as of the Disposition Date of the Net Proceeds of such Disposition; or

                           (B)(I) subject to the last sentence of this Section
                  2.4(a)(i), if such Disposition involves all (not merely substantially all) of the properties and assets attributed to the Cybear Group, redeem or exchange as of the Redemption Date determined as provided by Section 2.4(d)(iii), all outstanding shares of Cybear Stock in exchange for, on a pro rata basis, cash and/or for securities (other than shares of a class of Common Stock) or other property having a Fair Value as of the Disposition Date in the aggregate equal to the Fair Value as of the Disposition Date of the Net Proceeds of such Disposition; or

                           (II) subject to the last sentence of this Section
                  2.4(a)(i), if such Disposition involves substantially all (but not all) of the properties and assets attributed to the Cybear Group, redeem or exchange as of the Redemption Date determined as provided by Section 2.4(d)(iv) such number of whole shares of Cybear Stock (which may be all, but not more than all, of such shares outstanding) as have in the aggregate an average Market Value during the period of ten consecutive Trading Days beginning on the 26th Trading Day immediately succeeding the Disposition Date closest to the Fair Value as of the Disposition Date of the Net Proceeds of such Disposition in consideration for, on a pro rata basis, cash and/or securities (other than shares of a class of Common Stock) or other property having a Fair Value as of the Disposition Date in the aggregate equal to such product; or

                           (2) declare that each outstanding share of Cybear
                  Stock shall be converted as of the Conversion Date determined as provided by Section 2.4(d)(vi) into a number of fully paid and nonassessable shares of Andrx Stock (or, if Andrx Stock is not Publicly Traded at such time and shares of another class or series of common stock of the Corporation (other than Cybear Stock) are then Publicly Traded, of such other class or series of the common stock of the Corporation as has the largest Market Capitalization as of the close of business on the Trading Day immediately preceding the date of the notice of such conversion required by Section 2.4(d)(vi)) equal to 110% of the ratio, expressed as a decimal fraction rounded to the nearest five decimal places, of the average Market Value of one share of Cybear Stock over the period of ten consecutive Trading Days beginning on the 26th Trading Day immediately succeeding the Disposition Date to the average Market Value of one share of Andrx Stock (or such other class or series of common stock) over the same ten Trading Day period.

Notwithstanding the foregoing provisions of this Section 2.4(a)(i), the Corporation shall redeem shares of a class of Common Stock as provided by
Section 2.4(a)(i)(1)(B)(I) or (II) only if the amount to be paid in redemption of such stock is less than or equal to the Cybear Group Available Dividend Amount as of the Redemption Date.

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                  (ii)  For purposes of this Section 2.4(a): (1) as of any date,
                        "substantially all of the properties and assets" attributed to the Cybear Group shall mean a portion of such properties and assets (A) that represents at least 80% of the Fair Value of the properties and assets attributed to the Cybear Group as of such date or (B) from which were derived at least 80% of the aggregate revenues for the immediately preceding twelve fiscal quarterly periods of the Corporation (calculated on a pro forma basis to include revenues derived from any of such properties and assets acquired during such period) derived from the properties and assets attributed to the Cybear Group as of such date; (2) in the case of a Disposition of the properties and assets attributed to the Cybear Group in a series of related transactions, such Disposition shall not be deemed to have been consummated until the consummation of the last of such transactions; and (3) the Board of Directors may pay any dividend or redemption price referred to in Section 2.4(a)(i) in cash, securities (other than shares of a class of Common Stock) or other property, regardless of the form or nature of the proceeds of the Disposition.

                  (iii) The Board of Directors may, at any time or from time to time after either the first anniversary of the Effective Date or the occurrence of a Tax Event (defined below), in its sole discretion declare that each outstanding share of Cybear Stock shall be converted, as of the Conversion Date provided by Section 2.4(d)(v), into a number of fully paid and nonassessable shares of Andrx Stock (or, if Andrx Stock is not Publicly Traded at such time and shares of any other class or series of common stock of the Corporation (other than Cybear Stock) are then Publicly Traded, of such other class or series of common stock of the Corporation that has the largest Market Capitalization as of the close of business on the fifth Trading Day immediately preceding the date of the notice of conversion required by Section 2.4(d)(v)) equal the applicable percentage, on the Conversion Date set forth below of the Market Value Ratio of Cybear Stock to Andrx Stock as of the fifth Trading Day prior to the date of the notice of such conversion required by
                        Section 2.4(d)(v):

           Any Conversion Date
Occurring After the Following Anniversary       Percentage of Market
  Of the Effective Date and on or Prior      Value Ratio of Cybear Stock
      to the Next Such Anniversary               to the Andrx Stock
-----------------------------------------    ----------------------------

First                                                   125%
Second                                                  120%
Third                                                   115%
Fourth and Thereafter                                   110%

However, if a Tax Event has occurred, such number of fully paid and nonassessable shares shall equal 100% of such ratio.

               (b) REDEMPTION OF CYBEAR STOCK FOR CYBEAR SUBSIDIARY STOCK AND REDEMPTION OF ANDRX STOCK FOR ANDRX SUBSIDIARY STOCK. (I) At any time at which all of the assets and liabilities attributed to the Cybear Group (and no other assets or liabilities of the Corporation or any subsidiary thereof) are held directly or indirectly by one or more wholly-owned subsidiaries of the Corporation (each, a "Cybear Subsidiary"), the Board of Directors may, provided that there are funds of the Corporation legally available therefor, redeem all of the outstanding shares of Cybear Stock, on a


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                     Redemption Date of which notice is delivered in accordance with Section 2.4(d)(vi), in exchange for all of the shares of common stock of each Cybear Subsidiary as will be outstanding immediately following such exchange of shares, such shares of common stock of each Cybear Subsidiary to be delivered to the holders of shares of Cybear Stock on the Redemption Date either directly or indirectly through the delivery of shares of another Cybear Subsidiary that owns directly or indirectly all such shares, and to be divided among the holders of Cybear Stock pro rata in accordance with the number of shares of Cybear Stock held by each such holder on such Redemption Date, each of which shares of common stock of such Cybear Subsidiary shall be, upon such delivery, fully paid and nonassessable.


                     (ii) At any time at which all of the assets and liabilities attributed to the Andrx Group (and no other assets or liabilities of the Corporation or any subsidiary thereof) are held directly or indirectly by one or more wholly-owned subsidiaries of the Corporation (each, a "Andrx Subsidiary"), the Board of Directors may, provided that there are funds of the Corporation legally available therefor, redeem all of the outstanding shares of Andrx Stock, on a Redemption Date of which notice is delivered in accordance with
                          Section 2.4(d)(vi), in exchange for all of the shares of common stock of each Andrx Subsidiary as will be outstanding immediately following such exchange of shares, such shares of common stock of each Andrx Subsidiary to be delivered to the holders of shares of Andrx Stock on the Redemption Date either directly or indirectly through the delivery of shares of another Andrx Subsidiary that owns directly or indirectly all such shares, and to be divided among the holders of Andrx Stock pro rata in accordance with the number of shares of common stock of such Andrx Subsidiary shall be, upon such delivery, fully paid and nonassessable.

               (c) TREATMENT OF CONVERTIBLE SECURITIES. After any Conversion Date or Redemption Date on which all outstanding shares of Cybear Stock are converted or redeemed, any share of such class of Common Stock that is to be issued on conversion, exchange or exercise of any Convertible Securities shall, immediately upon such conversion, exchange or exercise and without any notice from or to, or any other action on the part of, the Corporation or its Board of Directors or the holder of such Convertible Security:

                     (i) in the event the shares of Cybear Stock outstanding on such Conversion Date were converted into shares of Andrx Stock (or another class or series of common stock of the Corporation) pursuant to Section 2.4(a)(i)(2) or 2.4(a)(iii), be converted into the amount of cash and/or the number of shares of the kind of capital stock and/or other securities or property of the Corporation that number of shares of Andrx Stock that were to be issued upon such conversion, exchange or exercise would have received had such shares been outstanding on such Conversion Date; or

                     (ii) in the event the shares of Cybear Stock outstanding on such Redemption Date were redeemed pursuant to Section 2.4(a)(i)(1)(B)(I) or 2.4(b) to the extent of funds of the Corporation legally available therefor, for $.0l per share in cash for each share of Cybear Stock that otherwise would be issued upon such conversion, exchange or exercise.

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The provisions of the preceding sentence of this Section 2.4(c) shall not apply to the extent that other adjustments in respect of such conversion, exchange or redemption of Cybear Stock are otherwise made pursuant to the provisions of such Convertible Securities.

         (d) NOTICE AND OTHER PROVISIONS.

                  (i) Not later than the 20th Trading Day following the consummation of a Disposition referred to in Section 2.4(a)(i), the Corporation shall announce publicly by press release (1) the estimated Net Proceeds of such Disposition, (2) the number of shares outstanding of Cybear Stock and (3) the number of shares of Cybear Stock into or for which Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof. Not earlier than the 36th Trading Day and not later than the 40th Trading Day following the consummation of such Disposition, the Corporation shall announce publicly by press release which of the actions specified in Section 2.4(a)(i), as the case may be, it has irrevocably determined to take in respect of such Disposition.

                  (ii) If the Corporation determines to pay a dividend pursuant to Section 2.4(a)(i)(1)(A), the Corporation shall, not later than the 40th Trading Day following the consummation of the Disposition referred to in such Section, cause notice to be given to the holders of shares of Cybear Stock and to each holder of Convertible Securities that are convertible into or exchangeable or exercisable for shares of Cybear Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities), setting forth (1) the record date for determining holders entitled to receive such dividend, which shall be not earlier than the tenth Trading Day and not later than the 20th Trading Day following the date of such notice, (2) the anticipated payment date of such dividend (which shall not be more than 95 Trading Days following the consummation of such Disposition), (3) the type of property to be paid as such dividend in respect of the outstanding shares of Cybear Stock, (4) the Net Proceeds of such Disposition,
                        (5) the number of outstanding shares of Cybear Stock and the number of shares of such class of Common Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof and (6) in the case of notice to be given to holders of Convertible Securities, a statement to the effect that a holder of such Convertible Securities shall be entitled to receive such dividend only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the record date referred to in clause (1) of this sentence. Such notice shall be sent by first-class mail, postage prepaid, to each such holder at such holder's address as the same appears on the transfer books of the Corporation on the record date fixed for such notice.

                  (iii) If the Corporation determines to undertake a redemption pursuant to Section 2.4(a)(i)(1)(B)(I), the Corporation shall, not earlier than the 45th Trading Day and not later than the 35th Trading Day prior to the Redemption Date, cause notice to be given to the holders of shares of Cybear Stock and to each holder of Convertible Securities convertible into or exchangeable or exercisable for shares of Cybear Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities), setting forth (1) a statement that all shares of Cybear Stock outstanding on the Redemption Date shall be redeemed, (2) the Redemption Date (which shall


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

                        not be more than 95 Trading Days following the consummation of such Disposition), (3) the type of property in which the redemption price for the shares of Cybear Stock to be redeemed is to be paid, (4) the Net Proceeds of such Disposition, (5) the place or places where certificates for shares of Cybear Stock, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), are to be surrendered for delivery of cash and/or securities or other property, (6) the number of outstanding shares of Cybear Stock and the number of shares of Cybear Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, (7) in the case of notice to be given to holders of Convertible Securities, a statement to the effect that a holder of such Convertible Securities shall be entitled to participate in such redemption only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the Redemption Date referred to in clause (2) of this sentence and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, this Section
                        2.4 if such holder thereafter converts, exchanges or exercises such Convertible Securities and (8) a statement to the effect that, except as otherwise provided by Section 2.4(d)(x), dividends on shares of Cybear Stock shall cease to be paid as of such Redemption Date. Such notice shall be sent by first-class mail, postage prepaid, to each such holder at such holder's address as the same appears on the transfer books of the Corporation on the record date fixed for such notice.

                  (iv) If the Corporation determines to undertake a redemption pursuant to Section 2.4(a)(i)(1)(B)(II), the Corporation shall, not later than the 40th Trading Day following the consummation of the Disposition referred to in such Section, cause notice to be given to the holders of shares of Cybear Stock and to each holder of Convertible Securities that are convertible into or exchangeable or exercisable for shares of Cybear Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities) setting forth (1) a date not earlier than the tenth Trading Day and not later than the 20th Trading Day following the date of such notice on which shares of Cybear Stock shall be selected for redemption, (2) the anticipated Redemption Date (which shall not be more than 95 Trading Days following the consummation of such Disposition), (3) the type of property in which the redemption price for the shares to be redeemed is to be paid, (4) the Net Proceeds of such Disposition, (5) the number of shares of Cybear Stock outstanding and the number of shares of Cybear Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, (6) in the case of notice to be given to holders of Convertible Securities, a statement to the effect that a holder of such Convertible Securities shall be eligible to participate in such selection for redemption only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the record date referred to in clause (1) of this sentence, and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, this Section
                        2.4 if such holder thereafter converts, exchanges or exercises such Convertible Securities and (7) a statement that the Corporation will not be required to register a transfer of any shares of Cybear Stock for a period of 15 Trading Days next preceding the date referred to in clause (1) of this sentence. Promptly following the date referred to in clause (1) of the preceding sentence, the Corporation shall cause a notice to be given to each holder of record of shares of Cybear Stock to be redeemed setting forth (1) the number of shares of Cybear Stock held by such holder to be redeemed, (2) a statement that such shares of Cybear Stock shall be redeemed, (3) the Redemption Date, (4) the kind and per share amount of cash and/or securities or other property to be received by such holder with respect to each share of Cybear Stock to be redeemed, including details as to the calculation thereof, (5) the place or places where certificates for shares of Cybear Stock, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement), are to be surrendered for delivery of such cash and/or securities or other property, (6) if applicable, a statement to the effect that the shares being redeemed may no longer be transferred on the transfer books of the Corporation after the Redemption Date and (7) a statement to the effect that, subject to Section 2.4(d)(x), dividends on Cybear Stock shall cease to be paid as of the Redemption Date. Such notices shall be sent by first-class mail, postage prepaid, to each such holder at such holder's address as the same appears on the transfer books of the Corporation on the record date fixed for such notice.

                  (v) If the Corporation determines to convert Cybear Stock into Andrx Stock (or another class or series of common stock of the Corporation) pursuant to Section 2.4(a)(i)(2) or 2.4(a)(iii), the Corporation shall not earlier than the 45th Trading Day and not later than the 35th Trading Day prior to the Conversion Date cause notice to be given to the holders of shares of Cybear Stock and to each holder of Convertible Securities that are convertible into or exchangeable or exercisable for shares of Cybear Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities) setting forth (1) a statement that all outstanding shares of Cybear Stock shall be converted, (2) the Conversion Date (which, in the case of a conversion after a Disposition, shall not be more than 95 Trading Days following the consummation of such Disposition), (3) the per share number of shares of Andrx Stock (or another class or series of common stock of the Corporation) to be received with respect to each share of Cybear Stock, including details as to the calculation thereof, (4) the place or places where certificates for shares of Cybear Stock, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement), are to be surrendered for delivery of certificates for shares of Cybear Stock, (5) the number of outstanding shares of Cybear Stock and the number of shares of Cybear Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, (6) a statement to the effect that, subject to Section 2.4(d)(x), dividends on shares of Cybear Stock shall cease to be paid as of such Conversion Date and (7) in the case of notice to holders of such Convertible Securities, a statement to the effect that a holder of such Convertible Securities shall be entitled to receive shares of Cybear Stock upon such conversion if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to such Conversion Date and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, this
                        Section 2.4 if such holder thereafter converts, exchanges or exercises such Convertible Securities. Such notice shall be sent by first-class mail, postage prepaid, to each such holder at such holder's address as the same appears on the transfer books of the Corporation on the record date fixed for such notice.

                  (vi) If the Corporation determines to redeem shares of Cybear Stock pursuant to Section 2.4(b)(i) or Andrx Stock pursuant to Section 2.4(b)(ii), the Corporation shall cause notice to be given to each holder of shares of such class of Common Stock to be redeemed and to the holders of Convertible Securities that are convertible into or exchangeable or exercisable for shares of such class of Common Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities), setting forth (1) a statement that all shares of Common Stock outstanding on the Redemption Date shall be redeemed in exchange for shares of common stock of each Cybear Subsidiary or Andrx Subsidiary, as applicable, (2) the Redemption Date, (3) the place or places where certificates for shares of the class of Common Stock to be redeemed, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement), are to be surrendered for delivery of certificates for shares of common stock of each Cybear Subsidiary or Andrx Subsidiary, as applicable, (4) a statement to the effect that, subject to Section 2.4(d)(x), dividends on shares of such class of Common Stock being redeemed shall cease to be paid as of such Redemption Date, (5) the number of shares of such class of Common Stock outstanding and the number of shares of such class of Common Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof and (6) in the case of notice to holders of Convertible Securities, a statement to the effect that a holder of Convertible Securities shall be entitled to receive shares of common stock of each Cybear Subsidiary, or Andrx Subsidiary, as applicable upon redemption only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the Redemption Date and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, this Section 2.4(d), if such holder thereafter converts, exchanges or exercises such Convertible Securities. Such notice shall be sent by first-class mail, postage prepaid, not less than 35 Trading Days nor more than 45 Trading Days prior to the Redemption Date to each such holder at such holder's address as the same appears on the transfer books of the Corporation on the record date fixed for such notice.

                  (vii) If less than all of the outstanding shares of Cybear
                        Stock are to be redeemed pursuant to Section
                        2.4(a)(i)(1), the shares to be redeemed by the Corporation shall be selected from among the holders of shares of Cybear Stock outstanding at the close of business on the record date for such redemption on a pro rata basis among all such holders or by lot or by such other method as may be determined by the Board of Directors to be equitable.

                  (viii) The Corporation shall not be required to issue or
                         deliver fractional shares of any capital stock or of any other securities to any holder of Cybear Stock upon any conversion, redemption, dividend or other distribution pursuant to this Section 2.4. If more than one share of Cybear Stock shall be held at the same time by the same holder, the Corporation may aggregate the number of shares of any capital stock that shall be issuable or any other securities or property that shall be distributable to such holder upon any conversion, redemption, dividend or other distribution (including any fractional shares). If fractional shares of any capital stock or of any other securities would be required to be issued or distributed to the holders of Cybear Stock, the Corporation shall, if such fractional shares are not issued or distributed. to the holder, pay cash in respect of such fractional shares in an amount equal to the Fair Value thereof (without interest).

                  (ix) No adjustments in respect of dividends shall be made upon the conversion or redemption of any shares of Cybear Stock; provided, however, that if the Conversion Date or Redemption Date, as the case may be, with respect to any shares of Cybear Stock shall be subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto, the holders of Cybear Stock at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, in each case without interest, notwithstanding the subsequent conversion or redemption of such shares.

                  (x) Before any holder of shares of Cybear Stock shall be entitled to receive any cash payment and/or certificates or instruments representing shares of any capital stock and/or other securities or property to be distributed to such holder with respect to

                        Cybear Stock pursuant to this Section 2.4, such holder shall surrender at such place as the Corporation shall specify certificates for such shares of Cybear Stock, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement). The Corporation shall as soon as practicable after receipt of certificates representing such shares of Cybear Stock deliver to the person for whose account such shares of Cybear Stock were so surrendered, or to such person's nominee or nominees, the cash and/ or the certificates or instruments representing the number of whole shares of the kind of capital stock and/or other securities or property to which such person shall be entitled as aforesaid, together with any payment in respect of fractional shares contemplated by Section 2.4(d)(ix), in each case without interest. If less than all of the shares of Cybear Stock represented by any one certificate are to be redeemed, the Corporation shall issue and deliver a new certificate for the shares of Cybear Stock not redeemed.

                  (xi) From and after any applicable Conversion Date or Redemption Date, as the case may be, all rights of a holder of shares of Cybear Stock that were converted or redeemed shall cease except for the right, upon surrender of the certificates representing such shares of Cybear Stock as required by Section 2.4(d)(xi), to receive the cash and/or the certificates or instruments representing shares of the kind and amount of capital stock and/or other securities or property for which such shares were converted or redeemed, together with any payment in respect of fractional shares contemplated by
                        Section 2.4(d)(viii) (which shall be held by the Corporation for the holder of such shares of Cybear Stock that were redeemed until the receipt of certificates representing such shares of Cybear Stock as provided in Section 2.4(d)(xi)) and rights to dividends as provided in Section 2.4(d)(x), in each case without interest. No holder of a certificate that immediately prior to the applicable Conversion Date or Redemption Date represented shares of a class of Cybear Stock shall be entitled to receive any dividend or other distribution or interest payment with respect to shares of any kind of capital stock or other security or instrument for which Cybear Stock was converted or redeemed until the surrender as required by this Section
                        2.4 of such certificate in exchange for a certificate or certificates or instrument or instruments representing such capital stock or other security. Subject to applicable escheat and similar laws, upon such surrender, there shall be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable on any class or series of capital stock of the Corporation as of a record date after the Conversion Date or Redemption Date, but that were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the certificate or certificates issued upon such surrender. From and after a Conversion Date or Redemption Date, the Corporation shall, however, be entitled to treat the certificates for Cybear Stock that have not yet been surrendered for conversion or redemption as evidencing the ownership of the number of whole shares of the kind or kinds of capital stock of the Corporation for which the shares of Cybear Stock represented by such certificates shall have been converted or redeemed, notwithstanding the failure to surrender such certificates.

                  (xii) The Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issuance or delivery of any shares of capital stock and/or other securities upon conversion or redemption of shares of Cybear Stock pursuant to this
                        Section 2.4. The Corporation shall not,
                        however, be required to pay any tax that may be payable in respect of any transfer involved in the issuance or delivery of any shares of capital stock and/or other securities in a name other than that in which the shares of Cybear Stock so converted or redeemed were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance or delivery has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

                  (xiii) Neither the failure to mail any notice required by this
                         Section 2.4 to any particular holder of Cybear Stock or of Convertible Securities nor any defect therein shall affect the sufficiency thereof with respect to any other holder of outstanding shares of Cybear Stock or of Convertible Securities or the validity of any such conversion or redemption.

                  (xiv) The Board of Directors may establish such rules and
                        requirements to facilitate the effectuation of the transactions contemplated by this Section 2.4 as the Board of Directors shall determine to be appropriate.

         SECTION 2.5 APPLICATION OF THE PROVISIONS OF ARTICLE IV.

         (a) CERTAIN DETERMINATIONS BY THE BOARD OF DIRECTORS. The Board of Directors shall make such determinations with respect to the businesses, assets, properties and liabilities to be attributed to the Groups, the application of the provisions of the Certificate of Incorporation to transactions to be engaged in by the Corporation and the voting powers, preferences and relative, participating, optional and other special rights of the holders of Cybear Stock, and the qualifications and restrictions thereon, provided by the Certificate of Incorporation as may be or become necessary or appropriate to the exercise of such powers, preferences and relative, participating, optional and other special rights, including, without limiting the foregoing, the determinations referred to in this Section 2.5. A record of any such determination shall be filed with the records of the actions of the Board of Directors.

               (i) Upon any acquisition by the Corporation or its subsidiaries of any assets or business, or any assumption of liabilities, outside of the ordinary course of business of the Andrx Group or the Cybear Group, as the case may be, the Board of Directors shall determine whether such assets, business and liabilities (or an interest therein) shall be for the benefit of the Andrx Group or the Cybear Group or that an interest therein shall be partly for the benefit of the Andrx Group and partly for the benefit of the Cybear Group and, accordingly, shall be attributed to the Andrx Group or the Cybear Group, or partly to each, in accordance with Section 2.6(c) or 2.6(f), as the case may be.

               (ii) Upon any issuance of any shares of Cybear Stock at a time when the Number of Cybear Group Designated Shares is greater than zero, the Board of Directors shall determine, based on the use of the proceeds of such issuance and any other relevant factors, whether all or any part of the shares of Cybear Stock so issued shall reduce the Number of Cybear Group Designated Shares and the Number of Cybear Group Designated Shares shall be adjusted accordingly.

               (iii) Upon any issuance by the Corporation or any subsidiary thereof of any Convertible Securities that are convertible into or exchangeable or exercisable for shares of Cybear Stock, if at the time such Convertible Securities are issued the Number of Cybear Group Designated Shares is greater than zero, the Board of Directors shall determine, based on the use of the proceeds of such issuance and any other relevant factors, whether, upon conversion, exchange or exercise thereof, the issuance of shares of Cybear Stock pursuant thereto shall, in whole or in part, reduce the Number of Cybear Group Designated Shares and the Number of Cybear Group Designated Shares shall be adjusted accordingly.

               (iv) Upon any issuance of any shares of any class or series of preferred stock of the Corporation, the Board of Directors shall attribute, based on the use of proceeds of such issuance of shares of preferred stock in the business of the Andrx Group or the Cybear Group and any other relevant factors, the shares so issued entirely to the Andrx Group or entirely to the Cybear Group or partly to the Andrx Group also partly to the Cybear Group in such proportion as the Board of Directors shall determine.

               (v) Upon any redemption or repurchase by the Corporation or any subsidiary thereof of shares of preferred stock of any class or series or of other securities or debt obligations of the Corporation, the Board of Directors shall determine, based on the property used to redeem or purchase such shares, other securities or debt obligations, which, if any, of such shares, other securities or debt obligations redeemed or repurchased shall be attributed to the Andrx Group and which, if any, of such shares, other securities or debt obligations shall be attributed to the Cybear Group and, accordingly, how many of the shares of such class or series of preferred stock or of such other securities, or how much of such debt obligations, that remain outstanding, if any, are thereafter attributed to the Andrx Group or the Cybear Group.

         (b) SOURCES OF DIVIDENDS AND DISTRIBUTIONS; USE OF PROCEEDS OF SHARE ISSUANCES. Notwithstanding the attribution of properties or assets of the Corporation to the Andrx Group or Cybear Group as provided by Section 2.6(c) or Section 2.6(f), but subject to the limitations of Section 2.1(a), 2.1(b), and 2.1(d), the Board of Directors (i) may cause dividends or distributions or other payments to the holders of any class of Common Stock or any class or series of Preferred Stock to be made out of the properties or assets attributed to any Group, subject, however, to any contrary term or any series of Preferred Stock fixed in accordance with
               Section 3, and (ii) may cause the proceeds of issuance of any shares of Andrx Stock or Cybear Stock or any class or series of Preferred Stock, to whichever Group attributable in accordance with Section 2.5(a)(iv), to be used in the business of, and to be attributed either to the Andrx Group in accordance with Section 2.6(c) or to the Cybear Group in accordance with Section 2.6(f).

         (c) CERTAIN DETERMINATIONS NOT REQUIRED. Notwithstanding the foregoing provisions of this Section 2.5, the provisions of
               Section 2.6(c) or 2.6(f) or any other provision of the Certificate of Incorporation, at any time when there are not outstanding both (i) one or more shares of Andrx Stock or Convertible Securities convertible into or exchangeable or exercisable for Andrx Stock and (ii) one or more shares of Cybear Stock or Convertible Securities convertible into or exchangeable or exercisable for Cybear Stock, the Corporation need not (A) attribute any of the assets or liabilities of the Corporation or any of its subsidiaries to the Andrx Group or the Cybear Group or
               (B)
               make any determination required in connection therewith, nor shall the Board of Directors be required to make any of the determinations otherwise required by this Article, and in such circumstances the holders of the shares of Andrx Stock and Cybear Stock outstanding, as the case may be, shall (unless otherwise specifically provided by the Certificate of Incorporation) be entitled to all the voting powers, preferences and relative, participating, optional and other special rights of both classes of Common Stock without differentiation between the Andrx Stock and the Cybear Stock.

         (d) BOARD DETERMINATIONS BINDING. Subject to applicable law, any determinations made in good faith by the Board of Directors of the Corporation under any provision of this Section 2.5 or otherwise in furtherance of the application of this Section 2 shall be final and binding on all stockholders.

         SECTION 2.6 CERTAIN DEFINITIONS. As used in the Certificate of Incorporation, the following terms shall have the following meanings (with terms defined in the singular having comparable meaning when used in the plural and vice versa), unless the context otherwise requires. As used in this Section 2.6, a "contribution" or "transfer" of assets or properties from one Group to another shall refer to the reattribution of such assets or properties from the contributing or transferring Group to the other Group and correlative phrases shall have correlative meanings.

         (a) ANDRX CORPORATION EARNINGS (LOSS) ATTRIBUTABLE TO THE ANDRX GROUP shall mean, for any period through any date, (i) the net income or loss of the Andrx Group for such period determined in accordance with generally accepted accounting principles in effect at such time, reflecting income and expense of the Corporation attributed to the Andrx Group on a basis substantially consistent with attributions of income and expense made in the calculation of Andrx Corporation Earnings (Loss) Attributable to the Cybear Group, including, without limitation, corporate administrative costs, net interest and other financial costs and income taxes, increased by (ii) the amount reducing Andrx Corporation Earnings (Loss) Attributable to the Cybear Group for such period pursuant to clause (ii) of Section 2.6(b).

         (b) ANDRX CORPORATION EARNINGS (LOSS) ATTRIBUTABLE TO THE CYBEAR GROUP shall mean, for any period through any date, (i) the net income or loss of the Cybear Group for such period determined in accordance with generally accepted accounting principles in effect at such time, reflecting income and expense of the Corporation attributed to the Cybear Group on a basis substantially consistent with attributions of income and expense made in the calculation of Andrx Group Earnings (Loss) Attributable to the Andrx Corporation, including, without limitation, corporate administrative costs, net interest and other financial costs and income taxes, reduced by (ii) the aggregate amount of consolidated allowable tax benefits for federal income tax purposes generated by the Cybear Group for such period which cannot be utilized by the Cybear Group but can be utilized by the Corporation on a consolidated basis for such period to the extent such amount was included in the calculation of net income or loss under clause (i) for such period ("Excludable Cybear Group Tax Benefits").

         (c)   ANDRX GROUP shall mean, as of any date:

               (i) the interest of the Corporation or any of its subsidiaries on such date in all of the businesses, assets, properties and liabilities of the Corporation or any of its subsidiaries (and any successor companies), other than any businesses, assets, properties and liabilities attributed in accordance with this Article to the Cybear Group;

               (ii) all businesses, assets, properties and liabilities transferred to the Andrx Group from the Cybear Group (other than in a transaction pursuant to Section 2.6(c)(iii)) pursuant to transactions in the ordinary course of business of the Andrx Group and the Cybear Group or otherwise as the Board of Directors may have directed as permitted by the Certificate of Incorporation;

               (iii) all properties and assets transferred to the Andrx Group from the Cybear Group in connection with a reduction of the Number of Cybear Group Designated Shares; and

               (iv) the interest of the Corporation or any of its subsidiaries in any business or asset acquire d and any liabilities assumed by the Corporation or any of its subsidiaries outside of the ordinary course of business and attributed to the Andrx Group, as determined by the Board of Directors as contemplated by Section 2.5(a)(i);

         provided that from and after any transfer of any assets or properties from the Andrx Group to the Cybear Group, the Andrx Group shall no longer include such assets or properties so transferred.

         (d) ANDRX GROUP AVAILABLE DIVIDEND AMOUNT shall mean, on any date, either:

               (i) the amount equal to the fair market value of the total assets attributed to the Andrx Group less the total liabilities attributed to the Andrx Group (provided that preferred stock shall not be treated as a liability), in each case, as of such date and determined on a basis consistent with that applied in determining Andrx Group Earnings (Loss) Attributable to the Andrx Group, minus (ii) the aggregate par value of, or any greater amount determined in accordance with applicable law to be capital in respect of, all outstanding shares of Andrx Stock and each class or series of preferred stock attributed in accordance with the Certificate of Incorporation to the Andrx Group, or

               (ii) in case the total amount calculated pursuant to clause (i) above is not a positive number, an amount equal to Andrx Group Earnings (Loss) Attributable to the Andrx Group (if positive) for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

Notwithstanding the foregoing provisions of this Section 2.6(d), and consistent with Section 2.5(c), at any time when there are not outstanding both (i) one or more shares of Andrx Stock or Convertible Securities convertible into or exchangeable or exercisable for Andrx Stock and (ii) one or more shares of Cybear Stock or Convertible Securities convertible into or exchangeable or exercisable for Cybear Stock, the "Available Dividend Amount," on any calculation date during such time period, with respect to the Andrx Stock or the Cybear Stock, as the case may be (depending on which of such classes of Common Stock or Convertible Securities convertible into or exchangeable or exercisable for Cybear Stock is outstanding), shall mean the amount available for the payment of dividends on such Common Stock in accordance with law.

         (e) AVAILABLE DIVIDEND AMOUNT shall mean, as the context requires, a reference to the Andrx Group Available Dividend Amount or the Cybear Group Available Dividend Amount.

         (f)   CYBEAR GROUP shall mean, as of any date:

               (i) the interest of the Corporation on such date in Cybear, Inc., (the "Cybear Company"), any successor companies, and all of the businesses, assets and liabilities of the Cybear Company and any subsidiaries thereof;

               (ii) all assets and liabilities of the Corporation and its subsidiaries attributed by the Board of Directors to the Cybear Group, whether or not such assets or liabilities are or were also assets and liabilities of the Cybear Company;

               (iii) all businesses, assets, properties and liabilities
                     transferred to the Cybear Group from the Andrx Group (other than in a transaction pursuant to Section 2.6(f)(iv)) pursuant to transactions in the ordinary course of business of the Cybear Group and the Andrx Group or otherwise as the Board of Directors may have directed as permitted by the Certificate of Incorporation;

               (iv) all properties and assets transferred to the Cybear Group from the Andrx Group in connection with an increase in the Number of Cybear Group Designated Shares; and

               (v) the interest of the Corporation or any of its subsidiaries in any business or asset acquired and any liabilities assumed by the Corporation or any of its subsidiaries outside of the ordinary course of business and attributed to the Cybear Group, as determined by the Board of Directors as contemplated by Section 2.5(a)(i);

provided that from and after any transfer of any assets or properties from the Cybear Group to the Andrx Group, the Cybear Group shall no longer include such assets or properties so transferred.

         (g) CYBEAR GROUP AVAILABLE DIVIDEND AMOUNT shall mean, on any date, either:

               (i) an amount equal to the fair market value of the total assets attributed to the Cybear Group less the total liabilities attributed to the Cybear Group (provided that preferred stock shall not be treated as a liability), in each case, as of such date and determined on a basis consistent with that applied in determining Andrx Corporation Earnings (Loss) Attributable to the Cybear Group, minus (ii) the aggregate par value of, or any greater amount determined in accordance with applicable law to be capital in respect of, all outstanding shares of Cybear Stock and each class or series of preferred stock attributed in accordance with the Certificate of Incorporation to the Cybear Group, or

               (ii) in case the total amount calculated pursuant to clause (i) above is not a positive number, an amount equal to Andrx Corporation Earnings (Loss) Attributable to the Cybear Group (if positive) for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

Notwithstanding the foregoing provisions of this Section 2.6(g), and consistent with Section 2.5(c), at any time when there are not outstanding both (i) one or more shares of Andrx Stock or Convertible Securities convertible into or exchangeable or exercisable for Andrx Stock and (ii) one or more shares of Cybear Stock or Convertible Securities convertible into or exchangeable or exercisable for Cybear Stock, the "Available Dividend Amount," on any calculation date during such time period, with respect to the Andrx Stock or the Cybear Stock, as the case may be (depending on which of such classes of Common Stock or Convertible

Securities convertible into or exchangeable or exercisable for Cybear Stock is outstanding), shall mean the amount available for the payment of dividends on such Common Stock in accordance with law.

         (h) CONVERSION DATE shall mean the date fixed by the Board of Directors as the effective date for the conversion of shares of Cybear Stock into shares of Andrx Stock (or another class or series of common stock of the Corporation) as shall be set forth in the notice to holders of shares of Cybear Stock and to holders of any Convertible Securities that are convertible into or exchangeable or exercisable for shares of Cybear Stock required pursuant to Section 2.4(d)(vi).

         (i) CONVERTIBLE SECURITIES shall mean, as of any date, any securities of the Corporation or of any subsidiary thereof (other than shares of a class of Common Stock), including warrants and options, outstanding at such time that by their terms are convertible into or exchangeable or exercisable for or evidence the right to acquire any shares of Andrx Stock or Cybear Stock, whether convertible, exchangeable or exercisable at such time or a later time or only upon the occurrence of certain events; provided that securities shall only be Convertible Securities in respect of the number of shares of Common Stock into or for which such securities are then convertible, exchangeable or exercisable.

         (j) DISPOSITION shall mean a sale, transfer, assignment or other disposition (whether by merger, consolidation, sale or contribution of assets or stock or otherwise) of properties or assets (including stock, other securities and goodwill).

         (k) EFFECTIVE DATE shall mean the date on which the Certificate of Incorporation shall become effective.

         (l) FAIR VALUE shall mean, (i) in the case of equity securities or debt securities of a class or series that has previously been Publicly Traded, the Market Value thereof (if such Market Value, as so defined, can be determined); (ii) in the case of an equity security or debt security for the Market Value of which cannot be determined, the fair value per share of stock or per other unit of such security, on a fully distributed basis, as determined by an independent investment banking firm experienced in the valuation of securities selected in good faith by the Board of Directors, or, if no such investment banking firm is, as determined in the good faith judgment of the Board of Directors, available to make such determination, in good faith by the Board of Directors; (iii) in the case of cash denominated in U.S. dollars, the face amount thereof and in the case of cash denominated in other than U.S. dollars, the face amount thereof converted into U.S. dollars at the rate published in The Wall Street Journal on the date for the determination of Fair Value or, if not so published, at such rate as shall be determined in good faith by the Board of Directors based upon such information as the Board of Directors shall in good faith determine to be appropriate; and (iv) in the case of property other than securities or cash, the "Fair Value" thereof shall be determined in good faith by the Board of Directors based upon such appraisals or valuation reports of such independent experts as the Board of Directors shall in good faith determine to be appropriate. Any such determination of Fair Value shall be described in a statement filed with the records of the actions of the Board of Directors.

         (m) GROUP shall mean, as of any date, the Andrx Group or the Cybear Group, as the case may be.

         (n) MARKET CAPITALIZATION of any class or series of capital stock on any date shall mean the product of (i) the Market Value of one share of such class or series of capital stock on such date and
               (ii) the number of shares of such class or series of capital stock outstanding on such date.

         (o) MARKET VALUE of a share of any class or series of capital stock of the Corporation on any day shall mean the average of the high and low reported sales prices regular way of a share of such class or series on such Trading Day or, in case no such reported sale takes place on such Trading Day, the average of the reported closing bid and asked prices regular way of a share of such class or series on such Trading Day, in either case as reported on the New York Stock Exchange Composite Tape or, if the shares of such class or series are not listed or admitted to trading on such Exchange on such Trading Day, on the principal national securities exchange in the United States on which the shares of such class or series are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange on such Trading Day, on the Nasdaq National Market or, if the shares of such class or series are not fisted or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market on such Trading Day, the average of the closing bid and asked prices of a share of such class or series in the over-the-counter market on such Trading Day as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation or, if such closing bid and asked prices are not made available by any such New York Stock Exchange member firm on such Trading Day, the Fair Value of a share of such class or series as set forth in clause (ii) of the definition of Fair Value; provided that, for purposes of determining the "Market Value" of a share of any class or series of capital stock for any period, (i) the "Market Value" of a share of capital any day prior to any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution (other than any dividend or distribution contemplated by clause (ii)(B) of this sentence) paid or to be paid with respect to such capital stock shall be reduced by the Fair Value of the per share amount of such dividend or distribution and (ii) the "Market Value" of any share of capital stock on any day prior to (A) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such class or series of capital stock occurring during such period or (B) any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution with respect to such capital stock to be made in shares of such class or series of capital stock or Convertible Securities that are convertible, exchangeable or exercisable for such class or series of capital stock shall be appropriately adjusted, as determined by the Board of Directors, to reflect such subdivision, combination, dividend or distribution.

         (p) MARKET VALUE RATIO OF CYBEAR STOCK TO ANDRX STOCK as of any date shall mean the fraction (which may be greater or less than 1/1), expressed as a decimal (rounded to the nearest five decimal places), of a share of Andrx Stock (or another class or series of common stock of the Corporation, if so provided by Section 2.4(a)(iii) because Andrx Stock is not then Publicly Traded) to be issued in respect of a share of Cybear Stock upon a conversion of Cybear Stock into Andrx Stock (or another class or series of common stock of the Corporation) in accordance with Section 2.4(a)(iii), the numerator of which shall be the average Market Value of one share of Cybear Stock during the 20-Trading Day period ending on such date and the denominator of which shall be the average Market Value of one share of Andrx Stock (or such other common stock) during the 20-Trading Day period ending on such date.

         (q) NET PROCEEDS shall mean, as of any date with respect to any Disposition of any of the properties and assets distributed to the Cybear Group, an amount, if any, equal to what remains of the gross proceeds of such Disposition after payment of, or reasonable provision is made as determined by the Board of Directors for, (i) any taxes payable by the Corporation (or which would have been payable but for the utilization of tax benefits attributable to the other Group) in respect of such Disposition or in respect of any resulting dividend or redemption pursuant to
               Section 2.4(a)(i)(1)(A) or 2.4(a)(i)(1)(B), (ii) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (iii) any liabilities (contingent or otherwise) of or attributed to such Group, including, without limitation, any liabilities for deferred taxes or any indemnity or guarantee obligations of the Corporation incurred in connection with the Disposition or otherwise, and any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends in respect of the preferred stock attributed to such Group. For purposes of this definition, any properties and assets attributed to the Group, the properties and assets of which are subject to such Disposition, remaining after such Disposition shall constitute "reasonable provision" for such amount of taxes, costs and liabilities (contingent or otherwise) as the Board of Directors determines can be expected to be supported by such properties and assets.

         (r) NUMBER OF CYBEAR GROUP DESIGNATED SHARES shall be, as of the date of the Effective Date, zero; provided, however, that the "Number of Cybear Group Designated Shares" shall from time to time thereafter be:

               (i) adjusted, if before such adjustment such number is greater than zero, as determined by the Board of Directors to be appropriate to reflect equitably any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of the Cybear Stock or any dividend or other distribution of shares of Cybear Stock to holders of shares of Cybear Stock or any reclassification of Cybear Stock,

               (ii) decreased (but to not less than zero), if before such adjustment such number is greater than zero, by action of the Board of Directors by (1) the number of shares of Cybear Stock issued or sold by the Corporation that, immediately prior to such issuance or sale, were included in the Number of Cybear Group Designated Shares, (2) the number of shares of Cybear Stock issued upon conversion, exchange or exercise of Convertible Securities that, immediately prior to the issuance or sale of such Convertible Securities, were included in the Number of Cybear Group Designated Shares, (3) the number of shares of Cybear Stock issued by the Corporation as a dividend or other distribution (including in connection with any reclassification or exchange of shares) to holders of Andrx Stock, (4) the number of shares of Cybear Stock issued upon the conversion, exchange or exercise of any Convertible Securities issued by the Corporation as a dividend or other distribution (including in connection with any reclassification or exchange of shares) to holders of Andrx Stock, and (5) the number (rounded, if necessary, to the nearest whole number) equal to the quotient of (A) the aggregate Fair Value as of the date of contribution of properties or assets (including cash) transferred from the Cybear Group to the Andrx Group in consideration for a reduction in the Number of Cybear Group Designated Shares divided by (B) the average Market Value of one share of Cybear Stock during the 20-Trading Day period ending on the date immediately prior to the date of such transfer, and

               (iii) increased by the number (rounded, if necessary, to the nearest whole number) equal to the quotient of (A) the Fair Value of properties or assets (including cash) theretofore attributed as provided by Section 2.6(c) to the Andrx Group that are contributed to the Cybear Group in consideration of an increase in the Number of Cybear Group Designated Shares divided by (B) the average Market Value of one share of Cybear Stock during the 20-Trading Day period ending on the date immediately prior to the date of such contribution.

         (s) PUBLICLY TRADED with respect to any security shall mean that such security is (i) registered under Section 12 of the Securities Exchange Act of 1934, as amended (or any successor provision of law), and (ii) listed for trading on the New York Stock Exchange or the American Stock Exchange (or any national securities exchange registered under Section 7 of the Securities Exchange Act of 1934, as amended (or any successor provision of law), that is the successor to either such exchange) or fisted on The Nasdaq Stock Market (or any successor market system).

         (t) REDEMPTION DATE shall mean the date fixed by the Board of Directors as the effective date for a redemption of shares of Cybear Stock, as set forth in a notice to holders thereof required pursuant to Section 2.4(d)(iv), (v), (vi) or (vii).

         (u) RELATED BUSINESS TRANSACTION means any Disposition of all or substantially all the proper-ties and assets attributed to the Andrx Group or the Cybear Group, as the case may be, in a transaction or series of related transactions that result in the Corporation receiving in consideration of such properties and assets primarily equity securities (including, without limitation, capital stock, debt securities convertible into or exchangeable for equity securities or interests in a general or limited partnership or limited liability company, without regard to the voting power or other management or governance rights associated therewith) of any entity which (i) acquires such properties or assets or succeeds (by merger, formation of a joint venture or otherwise) to the business conducted with such properties or assets or controls such acquiror or successor and
               (ii) is engaged primarily or proposes to engage primarily in one or more businesses similar or complementary to the businesses conducted by such Group prior to such Disposition, as determined by the Board of Directors.

         (v) TAX EVENT shall mean the receipt by the Corporation of an opinion of tax counsel to the Corporation experienced in such matters, who shall not be an officer or employee of the Corporation or any of its affiliates, that, as a result of any amendment to, or change in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein (including any announced proposed change by an applicable legislative committee or the chair thereof in such laws or by an administrative agency in such regulations), or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, it is more likely than not that for United States federal income tax purposes (i) the Corporation or its stockholders is or, at any time in the future, will be subject to tax upon the issuance of shares of either Andrx Stock or Cybear Stock or (ii) either Andrx Stock or

               Cybear Stock is not or, at any time in the future, will not be treated solely as stock of the Corporation.

         (w) TRADING DAY shall mean each weekday other than any day on which the relevant class of common stock of the Corporation is not traded on any national securities exchange or listed on the Nasdaq Stock Market or in the over-the-counter market.

         SECTION 3. Preferred Stock. The Preferred Stock may be issued from time to time in one or more series, each with such distinctive designation as may be stated in the Certificate of Incorporation or in any amendment hereto, or in a resolution or resolutions providing for the issue of such stock from time to time adopted by the Board of Directors or a duly authorized committee thereof. The authority of the Board of Directors with respect to each such series shall include, but not be limited to, determination of the following:

         (a) the number of shares constituting that series and the distinctive designation of that series;
         (b) the dividend rate on the shares of that series, the conditions and dates upon which such dividends shall be payable, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;
         (c) whether that series shall have voting rights in addition to the voting rights provided by law and, if so, the terms of such voting rights;
         (d) whether that series shall have conversion privileges and, if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;
         (e) whether or not the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions, and at different redemption dates;
         (f) whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund;
         (g) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights or priority, if any, of payment of shares of that series; and
         (h) any other relative rights, preferences and limitations of that series, unless otherwise provided by the certificate of determination.

                                   ARTICLE V.

                          ADDRESS OF REGISTERED OFFICE;
                            NAME OF REGISTERED AGENT

         The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle. The name of its registered agent is Corporation Service Company.


                                  ARTICLE VI.

                               BOARD OF DIRECTORS

         SECTION 1. NUMBER AND TERM OF DIRECTORS. The Board of Directors shall consist of not less than three nor more than twelve members, with the exact number to be fixed from time to time in the manner provided in the Bylaws. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. The Board of Directors shall be divided into three classes. The number of directors elected to each class shall be as nearly equal in number as possible. Each director in the first class shall be elected to an initial term expiring at the next ensuing annual meeting of stockholders, each director in the second class shall be elected to an initial term expiring at the annual meeting of stockholders held one year thereafter and each director in the third class shall be elected to an initial term expiring at the annual meeting of stockholders held one year thereafter, in each case until his or her successor us duly elected and qualified or until his or her earlier resignation, death, incapacity or removal from office. Upon the expiration of the initial terms of office for each class of directors, the successor directors of each class shall be elected for a full term of three years, to serve until their successors are duly elected and qualified or until their earlier resignation, death, incapacity or removal from office. The Board of Directors shall apportion any increase or decrease in the number of directors among the classes as nearly equal in number as possible.

         SECTION 2. VACANCIES. Whenever any vacancy on the Board of Directors shall occur due to death, resignation, retirement, disqualification, removal, increase in the number of directors, or otherwise, a majority of the remaining directors in office, although less than a quorum of the Board of Directors, may fill the vacancy for the balance of the unexpired term of the vacant directorship, at which time a successor or successors shall be duly elected by the stockholders and qualified. Notwithstanding the provisions of any other Article hereof, only the remaining directors of the Corporation shall have the authority, in accordance with the procedure stated herein, to fill any vacancy that arises on the Board of Directors.

         SECTION 3. REMOVAL. A director may be removed from office prior to the expiration of his or her term: (i) only for cause; and (ii) only upon the affirmative vote of at least two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote for the election of directors.

         SECTION 4. AMENDMENTS. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, this Article VI shall not be altered, amended or repealed except by an affirmative vote of at least two-third of the outstanding shares of capital stock of the Corporation entitled to vote for the election of directors.

                                  ARTICLE VII.

                        LIMITATION ON DIRECTOR LIABILITY

         A director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, or (iv) for any transaction from which such director derives an improper personal benefit. This Article VII shall be read to authorize the limitation of liability to the fullest extent permitted under Delaware law. If the DGCL is hereafter amended to authorize the further or broader elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. No repeal or modification of this Article VII shall adversely affect any right of or protection afforded to a director of the Corporation existing immediately prior to such repeal or modification.

                                 ARTICLE VIII.

                        SPECIAL MEETINGS OF STOCKHOLDERS

         Except as otherwise require by law and subject to the rights of the holders of the Preferred Stock, special meetings of the stockholders of the Corporation may be called only by (i) the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors, (ii) the Corporation's Chief Executive Officer or (iii) the holders of at least one-third of the outstanding shares of capital stock of the Corporation. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, this
Article VIII shall not be altered, amended or repealed except by an affirmative vote of at least two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote at a stockholders' meeting duly called for such purpose.

                                  ARTICLE IX.

                     NO SHAREHOLDER ACTION WITHOUT A MEETING

         Any action required or permitted to be taken by the stockholders of the Corporation shall be taken at a duly called annual or special meeting of such holders and may not be taken by any consent in writing by such holders. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, this Article IX shall not be altered, amended or repealed except by an affirmative vote of at least two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote at a stockholders' meeting duly called for such purpose.

                                   ARTICLE X.

                                 INDEMNIFICATION

         The Corporation shall indemnify and advance expenses to, and may purchase and maintain insurance on behalf of, its officers and directors to the fullest extent permitted by law as now or hereafter in effect. Without limiting the generality of the foregoing, the Bylaws may provide for indemnification and advancement of expenses to officers, directors, employees and agents on such terms and conditions as the Board of Directors may from time to time deem appropriate or advisable.

                                  ARTICLE XI.

                                     BYLAWS

         The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of the Corporation or any part thereof. Certain provisions of the Bylaws, as stated therein, may not be altered, amended or repealed except by the affirmative vote of at least two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote at a Stockholders' meeting duly called for such purpose. Except for such provisions requiring a two-third vote to alter, amend or repeal, the Bylaws may be altered, amended or repealed, and new bylaws may be adopted, by the Stockholders upon the affirmative vote of at least a majority of the outstanding shares of capital stock of the Corporation entitled to vote at a Stockholders' meeting duly called for such purpose. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, this Article XI shall not be altered, amended or repealed except by an affirmative vote of at least two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote at a stockholders' meeting duly called for such purpose.

                                  ARTICLE XII.

                                    AMENDMENT

         Except as provided herein, this Certificate of Incorporation may be altered, amended or repealed by the stockholders of the Corporation in accordance with Delaware law.

         IN WITNESS WHEREOF, the undersigned, being the President of the Corporation, has signed this Certificate of Incorporation this _____ day of ___________, 2000.

                                           ANDRX CORPORATION


                                           By:
                                              -------------------------------
                                                 Name:
                                                      -----------------------
                                                 Title:
                                                       ----------------------